 Exhibit 99.1

Industry Merger Creates Powerful New Digital Signage Leader

Creative Realities, Inc. and Reflect Systems, Inc. Announce Definitive Merger Agreement

LOUISVILLE, KY & DALLAS, TX – Nov. 12, 2021 – Today Creative Realities, Inc. (“CRI”, NASDAQ: CREX, CREXW) and Reflect Systems, Inc. (Reflect) announced that the companies have executed a definitive merger agreement. Under the terms of the agreement, the combined company will operate under the Creative Realities, Inc. name and continue to be listed on NASDAQ as CREX.

“This really is an ideal combination,” said Rick Mills, CRI’s CEO, who will continue to act as CEO for the combined company. “CRI has a strong history of deploying large-scale and sophisticated digital signage projects, driven by our exceptional creative and project management teams. Reflect has world-class content management software platforms like ReflectView, which has become an industry standard for scalable, flexible, reliable digital signage. Reflect’s AdTech platform, AdLogic, is a game-changing solution for Digital-Out-Of-Home advertisers, and is currently used by publishers to deliver approximately 1 billion ads per month. Combined, we offer some of the most comprehensive digital signage and media solutions available in a powerful one-stop shop for customers.”

Lee Summers, CEO of Reflect, will also remain with the company and lead the combined company’s AdTech initiatives, including full integration with Supply Side Platforms and Exchanges. Commenting on the merger, Mr. Summers noted, “Not only do CRI and Reflect have complementary offerings, but we have also traditionally been strong in complementary markets. While CRI has excelled in Quick Service Restaurants, stadiums and C-store markets, Reflect has become an industry leader in retail, healthcare, banking, Digital-Out-of-Home and corporate communications. Together we can address virtually any digital signage need for any sector.”

Unlike other acquisition/merger strategies in digital signage, CRI intends to fully integrate the two companies. ” As the industry continues to grow and consolidate, this merger and our track record of successful combinations positions us well to continue our growth. By fully integrating our solutions and business operations, we can bring to the market the most competitive product and service offerings available for the digital signage market,” added Mr. Mills. The combined company will be headquartered in Louisville, while maintaining software development, marketing, and an executive briefing center in Dallas.

Post-merger, the company will have one of the broadest offerings in digital signage, including:

●	Purpose-built menu board software via the CRI Clarity platform

●	Digital signage Software-as-a-Service (SaaS) via ReflectView and Reflect Xperience

●	Digital-Out-Of-Home advertising solution with the AdLogic platform

●	Engineering design and planning

●	Installation services

●	Creative planning and design

●	IPTV streaming platforms

●	Post-deployment support

Already the preferred choice for leading brands, the breadth of solutions and talent of the combined team positions the company to accelerate growth by helping more enterprise customers design, implement and manage place-based digital experiences that drive meaningful business outcomes. The companies expect the merger to close in the first quarter of 2022.

Reflect was advised in the transaction by Innovation Advisors, a technology-focused investment bank.

About Creative Realities, Inc.

Creative Realities helps clients use the latest omnichannel technologies to inspire better customer experiences.  CRI designs, develops and deploys consumer experiences for high-end enterprise level networks, and is actively providing recurring SaaS and support services across diverse vertical markets, including but not limited to Automotive, Advertising Networks, Apparel & Accessories, Convenience Stores, Foodservice/QSR, Gaming, Theater, and Stadium Venues. The Company has operations across North America with active installations in more than 10 countries.

About Reflect

Reflect provides powerful, cost-effective digital signage platforms and solutions, helping organizations to create compelling experiences that engage staff and keep customers coming back for more. Reflect supplies everything brands need, including strategy, creative services, robust content management and ad trafficking systems, and media sales, all backed by the market leading ReflectView and AdLogic software platforms.

Cautionary Note on Forward-Looking Statements

This press release contains certain statements that are “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and includes, among other things, discussions of our business strategies, future operations and capital resources.  Words such as “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

Given these uncertainties related to the foregoing statements, and the fact that forward-looking statements represent management’s estimates and assumption as of the date of this press release, you should not attribute undue certainty to these forward-looking statements.  We assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements contained in this press release, even if new information becomes available in the future.

Additional Information about the Merger and Where to Find It

In connection with the proposed acquisition of Reflect, Creative Realities has filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Creative Realities’ common stock to be issued to the stockholders of Reflect. The registration statement will include a proxy statement/prospectus which will be sent to the stockholders of Reflect seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT CREATIVE REALITIES, REFLECT, AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the Securities and Exchange Commission at www.sec.gov or from Creative Realities at its website, http://www.creativerealities.com/. Documents filed with the SEC by Creative Realities will be available free of charge by directing a request by telephone or mail to Creative Realities, Inc., 13100 Magisterial Drive, Suite 100, Louisville, KY  40223; phone: (502) 791-8800

Participants in the Transaction

Creative Realities, Reflect and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Reflect in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about Creative Realities, and its directors and officers may be found in the definitive proxy statement of Creative Realities relating to its 2021 Annual Meeting of Stockholders filed with the SEC on April 6, 2021. The definitive proxy statement can be obtained free of charge from the sources described above.

SOURCE Creative Realities, Inc.

Contacts

Christina Davies

cdavies@ideagrove.com

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